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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.   20549


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



 STERLING BANCSHARES, INC.                 STERLING BANCSHARES CAPITAL TRUST II
 (Exact name of registrant                       (Exact name of registrant
as specified in its charter)                    as specified in its charter)


         TEXAS                                            DELAWARE
 (State of incorporation                          (State of incorporation
     or organization)                                 or organization)

      74-2175590                                         APPLIED FOR
    (I.R.S. Employer                                   (I.R.S. Employer
   Identification No.)                                Identification No.)

                                               c/o STERLING BANCSHARES, INC.
 15000 NORTHWEST FREEWAY                          15000 NORTHWEST FREEWAY
   HOUSTON, TEXAS 77040                            HOUSTON, TEXAS 77040
  (Address of principal                           (Address of principal
    executive office)                               executive office)


Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                           Name of each exchange on which
  to be so registered                           each class is to be registered
-----------------------                       ----------------------------------
        NONE                                             NOT APPLICABLE

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-55724, 333-55724-01 and 333-55724-02.


Securities to be registered pursuant to Section 12(g) of the Act:

                 ____ % CUMULATIVE TRUST PREFERRED SECURITIES
                   (AND THE GUARANTEE WITH RESPECT THERETO)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     For a full description of the ___% Cumulative Trust Preferred Securities of Sterling Bancshares Capital Trust II (the "Preferred Securities") and Sterling Bancshares, Inc.'s guarantee with respect to the Preferred Securities (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures," and "Description of the Trust Guarantee" in the Prospectus and Prospectus Supplement that form a part of the Registration Statement on Form S-3 (Registration Nos. 333-55724, 333-55724-01 and 333-55724-02) filed with the Securities and Exchange Commission ("SEC") on February 15, 2001, under the Securities Act of 1933, as amended, which registration statement was amended by Amendment No. 1 filed with the SEC on March 5, 2001. The information contained in the foregoing Registration Statement, as amended (the "Registration Statement"), the Prospectus and Prospectus Supplement is incorporated herein by reference. Definitive copies of the Prospectus Supplement describing the Preferred Securities and Guarantee will be filed pursuant to Rule 424(b) and shall be incorporated by reference into this registration statement on Form 8-A.

ITEM 2.         EXHIBITS

 2.1 Certificate of Trust of Sterling Bancshares Capital Trust II (incorporated by reference to Exhibit 4.1 to the Registration Statement).

 2.2 Form of Amended and Restated Declaration of Trust of Sterling Bancshares Capital Trust II.

 2.3 Form of __% Cumulative Trust Preferred Security Certificate of Sterling Bancshares Capital Trust II (included as Exhibit A-1 to Exhibit 2.2).

 2.4 Form of Trust Preferred Securities Guarantee Agreement to be issued by Sterling Bancshares, Inc. (incorporated by reference to Exhibit 4.5 to the Registration Statement).

 2.5 Form of Indenture, by and between Sterling Bancshares, Inc. and Bankers Trust Company (incorporated by reference to Exhibit 4.7 to the Registration Statement).

 2.6 Form of Supplemental Indenture by and between Sterling Bancshares, Inc. and Bankers Trust Company (incorporated by reference to Exhibit 4.8 to the Registration Statement).

 2.7            Form of Junior Subordinated Debenture (included as Exhibit A to
                Exhibit 4.8 to the Registration Statement).

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant have duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Sterling Bancshares, Inc.


                                            /s/  GEORGE MARTINEZ
Dated: March 15, 2001                   By:_____________________________________
                                                George Martinez
                                                Chairman of the Board


                                        Sterling Bancshares Capital Trust II


                                            /s/  GEORGE MARTINEZ
Dated: March 15, 2001                   By:_____________________________________
                                                George Martinez
                                                Administrative Trustee


                                            /s/  J. DOWNEY BRIDGWATER
                                        By:_____________________________________
                                                J. Downey Bridgwater
                                                Administrative Trustee

                                            /s/  EUGENE S. PUTNAM, JR.
                                        By:_____________________________________
                                                Eugene S. Putnam, Jr.
                                                Administrative Trustee

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